Filed with the Securities and Exchange Commission on November 10, 2016

Registration No. 333-202600

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT #1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

NATCORE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

189N. Water Street Rochester, New York, 14604-1163 (585) 286-9180

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LoPresti Law Group, P.C.
45 Broadway, Suite 610
New York, New York10006
(212) 732-4029

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Marc X. LoPresti, Esq.	Shauna Hartman
LoPresti Law Group, P.C.	Armstrong Simpson
45 Broadway, Suite 610	2080-777 Hornby Street
New York, NY 10006	Vancouver, B.C.
Tel: 212-732-4029	Canada V6Z 1S4
Tel: 604-683-7361

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.      ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.      ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

          This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is filed by Natcore Technology, Inc. (the “Company”) and amends the registration statement initially filed on Form F-1 (File No. 333-202600) with the Securities and Exchange Commission (the “Commission”) on May 26, 2015 (the “Registration Statement”).

          The Company has determined to terminate the offering made under the Registration Statement. Accordingly, this Post-Effective Amendment is being filed pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York on November 9, 2016.

NATCORE TECHNOLOGY, INC.

By:	/s/ CHARLES R. PROVINI

Name:	Charles R. Provini
Title:	President & CEO
Authorized Representative in the United States